UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On September 29, 2004, Varian, Inc. (the “Company”) committed to a plan to reorganize its Scientific Instruments and corporate marketing organizations and to consolidate certain Scientific Instruments administrative functions in North America. This plan was undertaken to more closely align the strategic and operational focus of these organizations across different product lines and to improve efficiency and reduce operating costs. The plan involves the termination of approximately 20 employees and will result in pretax restructuring costs totaling approximately $800,000 to $1,000,000 related to severance and other employee-related costs. The Company currently anticipates that most of these restructuring costs will be recorded in the fourth quarter of fiscal year 2004 with the remainder being recorded in the first quarter of fiscal year 2005, and that the related actions will be completed by the end of the second quarter of fiscal year 2005. The restructuring costs include no non-cash components and are expected to be settled during the first half of fiscal year 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer

Date: October 1, 2004